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                                                                    EXHIBIT 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO OFFER, TRANSFER OR ASSIGNMENT OF THIS NOTE MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATIONS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE.

                                 PROMISSORY NOTE

$ 3,748,800                                                 Dated: April 1, 2000

         FOR VALUE RECEIVED, the undersigned Horseshoe Gaming Holding Corp., a Delaware corporation (the "Maker"), hereby promises to pay to the order of G.A. Robinson III, a Tennessee resident, or his successors and assigns ("Holder"), at the address specified in Section 7 herein, or at such other place as Holder may direct, the principal amount of Three Million Seven Hundred and Forty-Eight Thousand and Eight Hundred Dollars ($3,748,800), plus interest, as provided herein.

         1. PURCHASE AGREEMENT. This Note is issued pursuant to the terms and conditions of a Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Holder, as consideration for the repurchase by the Company of 100 shares of Holder's ownership interest in the Company (the "Ownership Interest").

         2. PRINCIPAL PAYMENT MATURITY. The outstanding principal balance hereunder shall be payable, together with all accrued but unpaid interest, shall be payable on April 30, 2005 ("Maturity Date"); provided, however, from time to time, Make shall prepay the maximum amount allowed, after making all payments on account of all other required installments to repurchase ownership interest or debt associated with the prior repurchase of equity of Maker or any of its affiliates or subsidiaries, pursuant to the terms of any of its trust indentures, notes, guarantees or other documents providing primary institutional financing to Maker or any of its subsidiaries or affiliates (collectively, the "Financing Documents"). Notwithstanding anything contained herein to the contrary, Maker shall not be required to make prepayments, if, after satisfying all other required installments to repurchase ownership interest or debt associated with the prior repurchase of equity of Maker or any of its affiliates or subsidiaries the anticipated payment to Holder would cause Make to be in default under the Financing Documents or would cause the Chief Financial Officer of Maker to reasonably foresee a default pursuant to the Financing Documents. In all events, Make shall pay all sums due Holder under this Note on or before the Maturity Date.

         3. INTEREST. The Company promises to pay simple interest on the outstanding principal amount of this Note at a rate equal to 9% per annum (the "Interest Rate") from April 1, 2000 until the maturity date of this or the earlier acceleration of this Note


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pursuant to Section 6 of this Note, when all accrued interest shall be immediately due and payable. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Subject to the terms of the Financing Documents and the various agreements entered into prior to the date hereof to repurchase the interests of various former employees and owners of the Company (the "Repurchase Agreements"), which, among other things, do not permit the Company to make principal payments on the repurchase of the Ownership Interest prior to the repayment in full of amounts due under the Repurchase Agreements, the Company shall pay accrued interest semiannually on June 30 and December 31 of each year, beginning on June 30, 2000. To the extent that the Company is not permitted to make interest payments under the Financing Documents or the Repurchase Agreements, interest shall accrue and be compounded at the Interest Rate until the earlier of the date such interest is paid, the maturity date of this Note or the earlier acceleration of this Note pursuant to Section 6 of this Note.

         The principal and any unpaid installment of interest, as evidenced by this Note, shall bear interest from the date of maturity (whether by demand, acceleration or otherwise) until this Note is paid in full at 11% per annum.

         In the event any principal or interest due hereunder shall not be paid when due, and such default shall continue for a period of ten (10) days from the date such payment shall have been due and payable (without regard to any cure or grace period), including principal and accrued interest becoming due by reason of acceleration of the entire unpaid balance of the Note, Maker agrees to pay to the Holder a late fee equal to 1% of the amount overdue; provided that such late charge shall be reduced by the amount by which such charge, together with the other sums payable under this Note constituting interest, exceeds the maximum rate Holder is permitted to charge under applicable law.

         4. PREPAYMENT. Maker may prepay all or any portion of the unpaid balance of the principal hereof, without premium or penalty. All sums received in prepayment shall first be applied in payment of accrued but unpaid interest, if any, and the excess shall be applied to payment of the principal due and payable under Section 1 of this Note.

         5. METHOD OF PAYMENT. Both principal and interest shall be paid by Maker in lawful currency of the United States of America to Holder at the address of Holder specified in Section 7 of this Note or at such other place as Holder shall direct.

         6. EVENTS OF DEFAULT. Each of the following constitutes an "Event of Default" hereunder:

                  1. If after providing five (5) days written notice to Maker, if principal of or interest on this Note is not paid within ten (10) days after the Due Date thereof.

                  2. If after providing five (5) days written notice to Maker, if the Maker is insolvent or generally fails to pay, or admits in writing the Maker's inability to pay debts as they become due; or the Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for the benefit of creditors; or, in the


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absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Maker or for a substantial part of the property or assets of the Maker and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Maker and if such case or proceeding is not commenced by the Maker it is consented to or acquiesced in by the Maker or is such case or proceeding is not vacated, stayed or dismissed within sixty
(60) days of such commencement.

         7. REMEDIES UPON AN EVENT OF DEFAULT. If an Event of Default shall occur, then Holder may, at his option, exercise any one or more of the following rights and remedies:

                  1. The Holder may declare the entire unpaid amount of this Note to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Maker expressly waives;

                  2. Holder shall be entitled to all of the rights and remedies in accordance with, and as provided by, the terms of this Note; and

                  3. Holder may exercise from time to time any rights and remedies available to it under all applicable laws, including, without limitation, the Nevada Uniform Commercial Code.

In addition, the Holder shall be entitled to recover from the Maker all costs and expenses, including reasonable attorneys' fees and court costs, incurred in enforcing his rights hereunder. The rights and remedies of Holder stated herein are cumulative to and not exclusive of any rights or remedies otherwise available to Holder.

         8. NOTICES. All notices, request, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date received if delivered personally to the party to whom notice is to be given, or on the date of receipt if mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

If to the Maker, to:                           With a copy to:

         Horseshoe Gaming Holding Corp.        Dominic F. Polizzotto, Esq.
         P.O. Box 2789                         Ice, Miller, Donadio & Ryan
         Joliet, IL 60634-2789                 One American Square, Box 82001
         Attn: Chief Financial Officer         Indianapolis, IN 46282-0002

If to the Holder, to:

         Mr. G.A. Robinson III                 Lawson F. Apperson, Esq.
         100 North Main Street                 Wyatt, Tarrant & Combs
         Suite 3100                            P.O. Box 775000
         Memphis, TN 38103                     Memphis, Tennessee 38177-5000


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         9. MISCELLANEOUS.

         (a) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of law principles.

         (b) If more than one person shall be a Holder under this Note, all rights of Holder under this Note and all determinations and actions of Holder under this Note shall be exercised, made, taken by or only with the consent of the Holders of a majority interest of the then outstanding principal amount of this Note.

         (c) Holder shall not (by act, delay, omission or otherwise) be deemed to have waived any of its rights or remedies hereunder, or any provision hereof, unless such waiver is in writing signed by Holder, and any such waiver shall be effective only to the extent specifically set forth therein; and a waiver by Holder of any right or remedy under this Note on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Holder would otherwise have has on any occasion. The Maker and any endorsers hereof waive protest, demand, presentment, and notice of dishonor.

         (d) Wherever possible, each provision of this Note which as been prohibited by or hold invalid under applicable law shall be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provision or the remaining provisions of this Note.

         (e) Wherever in this Note reference is made to Maker or Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, legatees, heirs, executors, administrators and legal representatives, as applicable, and, in the case of Holder, any future holder of this Note, in any case as permitted by this Note. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors, assigns, holders, legatees, heirs, executors, administrators and legal representatives, as applicable.

         IN WITNESS WHEREOF, Maker has executed, acknowledged, sealed and delivered this Note as of the day and year first above written.

                                   Horseshoe Gaming Holding Corporation


                                   By: /s/ Kirk Saylor
                                       -----------------------------------------
                                       Kirk Saylor, Chief Financial Officer